UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Restricted Stock Unit Awards. On June 21, 2012, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) approved the issuance of restricted stock units (“RSUs”) to the Company’s employees that were identified as the Company’s “Named Executive Officers” in the Company’s proxy statement for its 2012 annual meeting of shareholders (the “Named Executive Officers”).

The RSUs granted to the Named Executive Officers will be settled in shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The terms of the RSUs will be substantially similar to the terms of the RSUs granted to the Named Executive Officers on January 13, 2012, including that the number of shares of Common Stock that a Named Executive Officer will be entitled to receive in settlement of the RSUs, if any, will be determined based on the Company’s fully diluted net income per share of Common Stock (subject to adjustments the Committee deems appropriate) (“FDEPS”). The maximum number of shares that each Named Executive Officer will be entitled to receive in settlement of the RSU are as follows:

Employee	Maximum Number of Shares of Common Stock
M. Terry Turner	31,789
Robert A. McCabe, Jr.	29,836
Hugh M. Queener	5,787
Harold R. Carpenter	7,661
Harvey White	7,356

The shares of Common Stock issued to the Named Executive Officers, if any, upon settlement of the RSUs will be subject to the same post-issuance forfeiture restrictions related to the Company’s soundness as are applicable to the RSUs issued to the Named Executive Officers on January 13, 2012.

No certificates representing shares of Common Stock issued in settlement of the RSUs will be issued to the Named Executive Officers and such shares of Restricted Stock may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, in each case, prior to the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on any Vesting Date.

Salary Stock Unit Awards. On June 21, 2012, the Committee approved the termination of the issuance of salary stock units (the “SSUs”) to the Named Executive Officers effective July 1, 2012. As a result, beginning on July 1, 2012, the Named Executive Officers will no longer receive SSUs each payroll period.

Cash Incentive Plan. On June 21, 2012, the Committee approved the participation (on the same terms as all of the Company’s other salaried and hourly wage associates) of the Named Executive Officers in the Pinnacle Financial Partners, Inc. 2012 Annual Cash Incentive Plan (the “Plan”) previously adopted by the Committee. The Named Executive Officers were not eligible to participate in the Plan prior to the Company’s June 20, 2012 redemption of all of the remaining outstanding shares of preferred stock the Company had sold to the United States Treasury Department (the “Treasury”) under the Treasury’s Troubled Assets Relief Program. Accordingly, the Named Executive Officers, are now eligible to receive cash incentive payments ranging from 60 percent to 106 percent of the Named Executive Officers base salary paid for the period July 1, 2012 through December 31, 2012 in the event that the Company meets or exceeds: (A) targeted levels of FDEPS, (B) soundness thresholds tied to the level of the Company’s nonperforming loans and other real estate owned expressed as a percentage of total loans and other real estate owned in each case at December 31, 2012 and (C) targeted levels of total revenue expressed as the sum of the Company’s net interest income plus noninterest income excluding gains (or losses) on the sale of investment securities (or any other unusual items as determined by the Committee).

The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 25, 2012, Pinnacle National Bank, the Company’s bank subsidiary, filed an application with the Tennessee Department of Financial Institutions seeking to convert from a national association to a Tennessee state-chartered bank. The Company issued a press release on June 25, 2012 announcing the filing of the conversion application by Pinnacle National Bank, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release issued by Pinnacle Financial Partners, Inc. dated June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer

Date: June 26, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated June 25, 2012.